Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Selective Insurance Group, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-224607, 333‑195617, 333-168765, 333-125451, 033-14620, 333-147383, 333-41674, 333-10465, 333-88806, 333-97799, 333-37501, 333-87832, and 333-31942) on Form S-8 and registration statements (Nos. 333-225452, 333-136024, 333-110576, 333-101489, and 333-71953) on Form S-3 of Selective Insurance Group, Inc. (“Selective”) of our reports dated February 12, 2020, with respect to the consolidated balance sheets of Selective and its subsidiaries as of December 31, 2019 and 2018, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes and financial statement schedules I to V (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10‑K of Selective.

/s/ KPMG LLP
New York, New York
February 12, 2020